Exhibit 4.17

VCA ANTECH, INC.

SEVENTH AMENDMENT TO
CREDIT AND GUARANTY AGREEMENT

This SEVENTH AMENDMENT, dated as of January 29, 2003 (this “Seventh Amendment”) is entered into by and among VICAR OPERATING, INC., a Delaware corporation (“Company”), VCA ANTECH, INC. a Delaware corporation (formerly known as Veterinary Centers of America, Inc., “Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors (the “Guarantors”), the Lenders party hereto, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Co-Lead Arranger and as Sole Syndication Agent (in such capacity, “Syndication Agent”), and WELLS FARGO BANK, N.A. (“Wells Fargo”), as Co-Lead Arranger and Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”), and is made with respect to that certain Credit and Guaranty Agreement, dated as of September 20, 2000 (as amended through the date hereof, the “Credit Agreement”), by and among Company, Holdings, the Guarantors, the Lenders party thereto from time to time, GSCP, as Sole Lead Arranger and as Sole Syndication Agent, and Wells Fargo, as Administrative Agent and as Collateral Agent. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, Company proposes consummating additional public equity offerings providing aggregate gross proceeds to Holdings of not less than $40,000,000; and

WHEREAS, Holdings and Company have requested that Requisite Lenders agree to make amendments to certain provisions to the Credit Agreement in order to effectuate the above transactions.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.    AMENDMENTS TO CREDIT AGREEMENT

A.    Amendments to Section 1: Definitions.

(a)    Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in proper alphabetical order:

“Holdings Additional Equity Offering” means a public offering of common stock of Holdings consummated no later than February 21, 2003 and providing gross proceeds to Holdings of not less than $40,000,000.

“Seventh Amendment” means that certain Seventh Amendment to Credit and Guaranty Agreement dated as of January 29, 2003 by and among the Company, Holdings, the Guarantors and the Lenders and Agents party thereto.

“Seventh Amendment Effective Date” shall have the meaning ascribed to that term in Section II of the Seventh Amendment.

(b)    Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Change of Control” in its entirety and substituting therefor the following:

“Change of Control” means, at any time, (i) Sponsor, Co-Investors and Management Investors shall collectively cease to beneficially own and control at least 17.5% on a fully diluted basis of the voting interests in the Capital Stock of Holdings; (ii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Sponsor (a) shall have acquired beneficial ownership of a percentage greater than that owned by the Sponsor, Co-Investors and Management Investors collectively, on a fully diluted basis of the voting interests in the Capital Stock of Holdings or (b) at all times, shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (iii) Sponsor and Co-Investors shall collectively cease to beneficially own and control on a fully diluted basis a percentage of the voting interests in the Capital Stock of Holdings greater than any other Person or group (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act); (iv) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the Capital Stock of Company; or (v) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (vi) any “change of control” or similar event under the Senior Subordinated Note Documents shall occur.

B.    Amendments to Section 2: Mandatory Prepayments.

Section 2.13(c) of the Credit Agreement is hereby amended by adding the following paragraph at the conclusion thereof as follows:

“Notwithstanding any of the foregoing to the contrary, on the date of receipt by Holdings of any Cash proceeds from the Holdings Additional Equity Offering, such Cash proceeds shall be applied, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses to prepay the remaining outstanding principal and interest (including any prepayment premium in connection therewith) of the Holdings Senior Notes; provided, that in the event that Holdings or any of its Subsidiaries receives gross proceeds from the issuance of the Holdings Additional Equity Offering in excess of the amount required to prepay all amounts owing under the Holding Senior Notes (such excess, the “Excess Equity Proceeds”), Holdings and/or Company, as applicable, shall apply such Excess Equity Proceeds to working capital and other general corporate purposes at Holdings’ and/or Company’s discretion.”

C.    Amendments to Section 6.

Section 6.5 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the conclusion of Section 6.5(o); (ii) deleting the “.” at the conclusion of Section 6.5(p) and replacing it with a “; and” and (iii) adding a new Section 6.5(q) at the conclusion thereof as follows:

“(q)    Holdings and Company may make the Restricted Junior Payments contemplated in connection with the Holdings Additional Equity Offering, as set forth in Section 2.13(c).”

SECTION II.    CONDITIONS PRECEDENT TO EFFECTIVENESS

The effectiveness of the amendments set forth at Section I hereof is subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the “Seventh Amendment Effective Date”):

(a)    Company, Holdings and Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof to the Administrative Agent.

(b)    Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transaction contemplated by this Seventh Amendment.

(c)    The Administrative Agent shall have received a certificate from an officer of the Company stating that as of the Seventh Amendment Effective Date, the representations and warranties contained in Section III herein and in the other Credit Documents are true, correct and complete in all respects on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true correct and complete in all respects on and as of such earlier date.

(d)    The Administrative Agent shall have received a certificate from an officer of the Company stating that as of the Seventh Amendment Effective Date, no event has occurred and is continuing that would constitute an Event of Default or a Default.

(e)    The Administrative Agent shall have received, for distribution to all Lenders who execute this Seventh Amendment, an amendment fee equal to 0.125% of such Lenders’ Revolving Commitments and outstanding Term Loans immediately prior to the Seventh Amendment Effective Date.

(f)    Company shall have paid all fees and other amounts due and payable on or prior to the Seventh Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Credit Document.

(g)    Holdings shall have received the gross proceeds from the Holdings Additional Equity Offering of not less than $40,000,000 and such proceeds shall have been applied as contemplated by this Seventh Amendment.

(h)    The Agent and Lenders shall have received such other documents and information regarding Credit Parties and the Credit Agreement as the Agents or Lenders may reasonably request.

SECTION III.    REPRESENTATIONS AND WARRANTIES

A.    Corporate Power and Authority.    Each Credit Party has all requisite corporate power and authority to enter into this Seventh Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Credit Documents.

B.    Authorization of Agreements.    The execution and delivery of this Seventh Amendment and the performance of the Credit Agreement and the other Credit Documents have been duly authorized by all necessary corporate or partnership (as applicable) action on the part of each Credit Party.

C.    No Conflict.    The execution and delivery by each Credit Party of this Seventh Amendment and the performance by each Credit Party of the Credit Agreement and the other Credit Documents do not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of each Credit Party or any of its Subsidiaries except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority except to the extent such violation could not reasonably be expected to have a Material Adverse Effect or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which each Credit Party or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Seventh Amendment Effective Date.

D.    Governmental Consents.    No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery by each Credit Party of this Seventh Amendment and the performance by each Credit Party of the Credit Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E.    Binding Obligation.    This Seventh Amendment and the Credit Agreement have been duly executed and delivered by each Credit Party and each constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F.    Incorporation of Representations and Warranties From Credit Agreement.    The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.    Absence of Default.    No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Seventh Amendment that would constitute an Event of Default or a Default.

SECTION IV.    ACKNOWLEDGMENT AND CONSENT

Each of Holdings and each Domestic Subsidiary of Holdings (other than Company and certain Permitted Partially-Owned Subsidiaries) has (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations under the Credit Agreement and the Collateral Documents subject to the terms and provisions of the Credit Agreement. Each of Holdings and each Domestic Subsidiary of Holdings who has guaranteed the Obligations together with the Company are collectively referred to herein as the “Credit Support Parties”, and the Credit Agreement and the Collateral Documents are collectively referred to herein as the “Credit Support Documents”.

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Seventh Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Seventh Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations” under each of the Credit Support Documents, as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Credit Agreement and hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the “Obligations” under each of the Credit Support Documents to which it is a party (whether at stated maturity, by acceleration or otherwise).

Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Seventh Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement, this Seventh Amendment and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Seventh Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Seventh Amendment and (ii) nothing in the Credit Agreement, this Seventh Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION V.    MISCELLANEOUS

A.    Binding Effect.    This Seventh Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

B.    Severability.    In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

C.    Reference to Credit Agreement.    On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Seventh Amendment.

D.    Effect on Credit Agreement.    Except as specifically amended by this Seventh Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

E.    Execution.    The execution, delivery and performance of this Seventh Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

F.    Headings.    Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

G.    APPLICABLE LAW.    THIS SEVENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

H.    Amendment and Restatement.    To facilitate reference to the provisions of the Credit Agreement, as amended by this Amendment, each Lender executing this Amendment hereby authorizes Administrative Agent, on its behalf, to enter into an amendment and restatement of the Credit Agreement, as amended by this Amendment; provided that any such amendment and restatement shall be distributed to each Lender.

I.    Counterparts.    This Seventh Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Seventh Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company, Holdings and Administrative Agent and Syndication Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	VICAR OPERATING, INC.

By:
Name: Robert L. Antin Title: Chief Executive Officer and President

By:
Name: Tomas W. Fuller Title: Chief Financial Officer and Assistant Secretary

HOLDINGS:	VCA ANTECH, INC.

By:
Name: Robert L. Antin Title: Chief Executive Officer and President

By:
Name: Tomas W. Fuller Title: Chief Financial Officer and Assistant Secretary

GUARANTORS:	AAH MERGER CORPORATION ACADEMY ANIMAL, INC. ANDERSON ANIMAL HOSPITAL, INC. ANIMAL CENTER, INC. ANIMAL CLINIC OF SANTA CRUZ, INC. ASSOCIATES IN PETCARE, S.C. BERWIN VETERINARIAN HOSPITAL, INC.

CACOOSING ANIMAL HOSPITAL, LTD.
CACOOSING PET CARE & NUTRITION CENTER, INC.
CLARMAR ANIMAL HOSPITAL, INC.
C.V.T., INC.
DETWILER VETERINARY CLINIC, INC.
DIAGNOSTIC VETERINARY SERVICE, INC.
EAGLE PARK ANIMAL CLINIC, INC.
EAGLE RIVER VETERINARY HOSPITAL, INC.
EDGEBROOK, INC.
FLORIDA VETERINARY LABORATORIES, INC.
FOX CHAPEL ANIMAL HOSPITAL, INC.
FREEHOLD VETERINARY HOSPITAL, P.A.
GLEN ANIMAL HOSPITAL, INC.
GOLDEN MERGER CORPORATION
H.B. ANIMAL CLINICS, INC.
KIRKWOOD ANIMAL HOSPITAL – LEA M.E. TAMMI, VMD., P.A.
KIRKWOOD ANIMAL HOSPITAL
BOARDING & GROOMING, INC.
LAKE JACKSON VETERINARY CLINIC, INC.
LAKEWOOD ANIMAL HOSPITAL, INC.
LAMMERS VETERINARY HOSPITAL, INC.
LEWELLING VETERINARY CLINIC, INC.
MAIN STREET ANIMAL HOSPITAL, INC.
MILLER ANIMAL HOSPITAL
M.S. ANIMAL HOSPITALS, INC.
NEWARK ANIMAL HOSPITAL, INC.
NORTHERN ANIMAL HOSPITAL, INC.
NORTH ROCKVILLE VETERINARY HOSPITAL, INC.
NORTHSIDE ANIMAL HOSPITAL, P.C.
NOYES ANIMAL HOSPITAL, INC.
OLD TOWN VETERINARY HOSPITAL, INC.
PETS’ RX, INC.
PETS’ RX NEVADA, INC.
PPI OF PENNSYLVANIA, INC.
PRESTON PARK ANIMAL HOSPITAL, INC.
PRINCETON ANIMAL HOSPITAL, INC.
PROFESSIONAL VETERINARY SERVICES, INC.
RIVIERA ANIMAL HOSPITAL, INC.

ROSSMOOR – EL DORADO ANIMAL HOSPITAL, INC.
SILVER SPUR ANIMAL HOSPITAL, INC.
SOUTH COUNTY VETERINARY CLINIC, INC.
SOUTHEAST AREA VETERINARY MEDICAL CENTER, P.C.
SPANISH RIVER ANIMAL HOSPITAL, INC.
TAMPA ANIMAL MEDICAL CENTER, INC.
TANGLEWOOD PET HOSPITAL, INC.
TEMPE VETS, A PROFESSIONAL CORP
THE PET PRACTICE (FLORIDA), INC.
THE PET PRACTICE (ILLINOIS), INC.
THE PET PRACTICE (MASSACHUSETTS), INC.
THE PET PRACTICE OF MICHIGAN, INC.
TOMS RIVER VETERINARY HOSPITAL, P.A.
VCA – ASHER, INC.
VCA ALABAMA, INC.
VCA ALBANY ANIMAL HOSPITAL, INC.
VCA ALBUQUERQUE, INC.
VCA ALL PETS ANIMAL COMPLEX, INC.
VCA ALPINE ANIMAL HOSPITAL, INC.
VCA ANDERSON OF CALIFORNIA ANIMAL HOSPITAL, INC.
VCA ANIMAL HOSPITALS, INC.
VCA APAC ANIMAL HOSPITAL, INC.
VCA CACOOSING ANIMAL HOSPITAL, INC.
VCA CASTLE SHANNON VETERINARY HOSPITAL, INC.
VCA CENTERS-TEXAS, INC.
VCA CENVET, INC.
VCA CLARMAR ANIMAL HOSPITAL, INC.
VCA CLINICAL VETERINARY LABS, INC.
VCA CLINIPATH LABS, INC.
VCA CLOSTER, INC.
VCA DETWILER ANIMAL HOSPITAL, INC.
VCA DOVER ANIMAL HOSPITAL, INC.
VCA EAGLE RIVER ANIMAL HOSPITAL, INC.
VCA EAST ANCHORAGE ANIMAL HOSPITAL, INC.

VCA GREATER SAVANNAH ANIMAL HOSPITAL, INC.
VCA HOWELL BRANCH ANIMAL HOSPITAL, NC.
VCA KANEOHE ANIMAL HOSPITAL, INC.
VCA LAKESIDE ANIMAL HOSPITAL, INC.
VCA LAMB AND STEWART ANIMAL HOSPITAL, INC.
VCA LAMMERS ANIMAL HOSPITAL, INC.
VCA LEWIS ANIMAL HOSPITAL, INC.
VCA MARINA ANIMAL HOSPITAL, INC.
VCA MILLER-ROBERTSON ANIMAL HOSPITAL, INC.
VCA MISSION, INC.
VCA NORTHBORO ANIMAL HOSPITAL, INC.
VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.
VCA OF COLORADO-ANDERSON, INC.
VCA OF NEW YORK, INC.
VCA OF SAN JOSE, INC.
VCA OF TERESITA, INC.
CA PROFESSIONAL ANIMAL LABORATORY, INC.
VCA REAL PROPERTY ACQUISITION CORPORATION
VCA REFERRAL ASSOCIATES ANIMAL HOSPITAL, INC.
VCA ROHRIG ANIMAL HOSPITAL, INC.
VCA—ROSSMOOR, INC.
VCA SILVER SPUR ANIMAL HOSPITAL, INC.
VCA SOUTH SHORE ANIMAL HOSPITAL, INC.
VCA SQUIRE ANIMAL HOSPITAL, INC.
VCA ST. PETERSBURG ANIMAL HOSPITAL, INC.
VCA TEXAS MANAGEMENT, INC.
VCA WYOMING ANIMAL HOSPITAL, INC.
VETERINARY HOSPITALS, INC.
W.E. ZUSCHLAG, D.V.M. WORTH ANIMAL CHARTERED
WEST LOS ANGELES VETERINARY MEDICAL GROUP, INC.
WILLIAM C. FOUTS, LTD.
WINGATE, INC.

By:
Name: Robert L. Antin Title: Chief Executive Officer and President

By:
Name: Tomas W. Fuller Title: Chief Financial Officer and Assistant Secretary

VCA VILLA ANIMAL HOSPITAL, L.P.
By: VCA Animal Hospitals, Inc., General Partner

By:
Name: Robert L. Antin Title: Chief Executive Officer and President

By:
Name: Tomas W. Fuller Title: Chief Financial Officer and Assistant Secretary

VETERINARY CENTERS OF AMERICA– TEXAS, L.P.
By: VCA Centers-Texas, Inc., General Partner

By:
Name: Robert L. Antin Title: Chief Executive Officer and President

By:
Name: Tomas W. Fuller Title: Chief Financial Officer and Assistant Secretary

ANIMAL CENTER, INC.

By:
Name: Title:

ASSOCIATES IN PET CARE, S.C.

By:
Name: Title:

KIRKWOOD ANIMAL HOSPITAL – LEA M.E. TAMMI, V.M.D., P.A.

By:
Name: Title:

MAIN STREET SMALL ANIMAL HOSPITAL, INC.

By:
Name: Title:

SOUTHEAST AREA VETERINARY MEDICAL CENTER, P.C.

By:
Name: Title:

VCA ASSOCIATE ANIMAL HOSPITAL, L.P.

By:
Name: Title:

VCA HERITAGE ANIMAL HOSPITAL, L.P.

By:
Name: Title:

TOMS RIVER VETERINARY HOSPITAL, P.A.

By:
Name: Title:

SOLE SYNDICATION AGENT, CO-LEAD ARRANGER, AND LENDER:	GOLDMAN SACHS CREDIT PARTNERS L.P.,

By:
Authorized Signatory

ADMINISTRATIVE AGENT, COLLATERAL AGENT, CO- LEAD ARRANGER, AND LENDER:	WELLS FARGO BANK, N.A.

By:
Name: Title:

LENDERS:	1888 FUND, LTD.

By:
Name: Title:

BALLYROCK CDO I LIMITED

By:
Name: Title:

CLYDESDALE CLO 2001-1, LTD.

By:
Name: Title:

CASCADE

By:
Name: Title:

CAISSE DE DEPO ET PLACEMENT DU QUEBEC

By:
Name: Title:

DRYDEN HIGH YIELD CDO

By:
Name: Title:

ELF FUNDING TRUST III By: New York Life Investment Management, LLC As Attorney-in-Fact

By:
Name: Title:

FLAGSHIP CLO 2001-1 By: Flagship Capital Management

By:
Name: Title:

FLAGSHIP CLO II

By:
Name: Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name: Title:

GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.

By:
Name: Title:

SANKATY ADVISORS, LLC as Collateral Manager for GREAT POINT CLO 1999-1 LTD., as Term Lender

By:
Name: Title:

HARBOUR TOWN FUNDING LLC

By:
Name: Title:

HARBOUR VIEW CLO IV

By:
Name: Title:

ING PRIME RATE TRUST By: ING Investments, LLC as its Investment manager

By:
Name: Title:

ING SENIOR INCOME FUND By: ING Investments, LLC as its Investment manager

By:
Name: Title:

LONG LANE MASTER TRUST IV By: Fleet National Bank as Trust Administrator

By:
Name: Title:

MOUNTAIN CAPITAL CLO I, LTD.

By:
Name: Title:

MOUNTAIN CAPITAL CLO II, LTD.

By:
Name: Title:

ML CLO XV PILGRIM AMERICA (CAYMAN) LTD. By: ING Investments, LLC as its Investment manager

By:
Name: Title:

ML CLO XII PILGRIM AMERICA (CAYMAN) LTD. By: ING Investments, LLC as its Investment manager

By:
Name: Title:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services

By:
Name: Title:

NATEXIS BANQUES POPULAIRES (f/k/a Natexis Banque) New York Branch

By:
Name: Title:

By:
Name: Title:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION By: New York Life Investment Management, LLC, Its Investment Manager

By:
Name: Title:

NOMURA BOND & LOAN FUND

By:
Name: Title:

OPPENHEIMER SENIOR FLOATING RATE FUND

By:
Name: Title:

PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD, By: ING Investments, LLC as its Investment manager

By:
Name: Title:

SANKATY ADVISORS, LLC as Collateral Manager for RACE POINT CLO, LIMITED, as Term Lender

By:
Name: Title:

SANKATY HIGH YIELD PARTNERS III, L.P.

By:
Name: Title:

STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY By: Stein Roe & Farnham Incorporated, As Advisor

By:
Name: Title:

SIERRA CLO I, LTD.

By:
Name: Title:

THE PRUDENTIAL INSURANCE CO.

By:
Name: Title:

TORONTO DOMINION (NEW YORK) INC.

By:
Name: Title:

S-42